Exhibit 99.1

 Staples, Inc. Reports Record Fiscal 2004 and Fourth Quarter Results;
   North American Retail Comparable Sales Rose Four Percent for the
                    Fiscal Year and Fourth Quarter

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Feb. 24, 2005--

    Net Income Rose 19 Percent and Revenues Increased 13 Percent in the Fourth Quarter

    Company to Increase Annual Cash Dividend and Declare Three-For-Two Stock Dividend

    Staples, Inc. (NASDAQ:SPLS) announced today the results for its fiscal year and fourth quarter ended January 29, 2005. For fiscal year 2004, sales reached $14.4 billion, an 11 percent increase compared to 2003. Full year North American Retail comparable store sales increased four percent. The company reported 2004 net income of $708 million, or earnings per share on a diluted basis of $1.40, an increase of 41 percent on a GAAP basis from 2003. The company incurred a $62 million non-cash adjustment (net of taxes) as a result of the application of EITF 02-16 in the first quarter of 2003. On a pro forma basis, excluding the impact of EITF 02-16, net income increased 28 percent and earnings per share increased 25 percent versus 2003. Total company operating margins for the year rose to 7.8 percent.
    Total company sales for the fourth quarter grew 13 percent compared to the same quarter of 2003 to $4.1 billion. North American Retail continued its strong performance, with sales increasing eight percent and same store sales rising four percent versus last year. North American Delivery quarterly sales increased 19 percent with double-digit growth in each of its three business units. International operations grew sales 22 percent compared to the fourth quarter of 2003. Total company net income of $251 million, or earnings per share on a diluted basis of $0.50, rose 19 percent compared to the fourth quarter of 2003.
    The company also announced that its board of directors has approved an annual cash dividend of $0.25 per share payable on April 14, 2005, to shareholders of record on March 28, 2005. This represents a 25 percent increase over the dividend of $0.20 per share paid in 2004. The board also authorized a three-for-two stock dividend effective to shareholders of record on March 29, 2005, with a payment date of April 15, 2005.
    "Our 65,000 associates had a great year in 2004, delivering strong results, differentiating Staples' brand and advancing our market leadership around the world," said Ron Sargent, Staples' president and CEO.

    Key company accomplishments for the year and fourth quarter:

    -- The company made significant progress delivering on Staples' brand promise, "we make buying office products easy," resulting in improved customer service across all business units. The company launched a new advertising campaign featuring the "easy button" concept, designed to make the association between "easy" and Staples concrete in customers' minds.

    -- Staples' own brand products exceeded 15 percent of sales for the year.

    -- The company generated $844 million in free cash flow in 2004 and ended the year with $1.5 billion in cash and short-term investments.

    --  Inventory turns improved by 40 basis points year over year to
        5.6 times, continuing progress from the company's Summit supply chain program.

    -- North American Retail drove 30 percent improvement in business unit income for 2004, supported by the company's Copy Center initiative, improved customer service and strong execution in key categories.

    -- North American Delivery grew sales 13 percent and business unit income 22 percent for the full year, successfully implementing strategies to acquire new customers and increase retention.

    -- Worldwide e-commerce sales reached $3 billion for the year, a 25 percent increase versus 2003.

    -- During the fourth quarter, the company acquired Officenet, an office products delivery business serving Argentina and Brazil, extending Staples' global presence to 21 countries.

    "We're starting off 2005 on rock solid footing," said Sargent. "Trends are strong, our team's execution has never been better and we are driving improvements in all areas of our business."

    Outlook

    For the full year 2005, the company anticipates revenue growth to be in the low double-digit range, with low single-digit North American Retail comparable sales. North American Delivery sales are expected to increase in the low double-digit range, and International revenues are expected to grow in the mid-teens. Earnings per share are expected to grow in the range of 15 to 18 percent.
    For the first quarter ending April 30, 2005, the company expects to achieve earnings per share in the range of $0.29 to $0.30. The company anticipates low double-digit sales growth for the total company and high single-digit growth in the North American Retail business, with low single-digit comparable sales. For the North American Delivery business, the company expects sales growth in the low to mid-teens. In the International businesses, sales growth in the mid-teens is expected.
    This outlook does not include any impact relating to the expensing of stock options under the Financial Accounting Standards Board's statement 123R, which is effective for quarters beginning after June 15, 2005. The adoption of this statement is not expected to have a significant impact on the company's growth assumptions after adjusting 2004 results for the impact of stock option expensing.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 65,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2004 sales of $14.4 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,680 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our annual report on Form 10-K for the year ended January 29, 2005, which we filed with the Securities and Exchange Commission this morning, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


                        STAPLES, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets
               (Dollar Amounts in Thousands, Except Share Data)

                                               January 29, January 31,
                                                  2005        2004
                                               -----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents                   $   997,310  $  457,465
  Short-term investments                          472,231     934,275
  Receivables, net                                485,126     410,330
  Merchandise inventories, net                  1,602,530   1,465,989
  Deferred income tax asset                        86,041      96,247
  Prepaid expenses and other current assets       138,374     114,598
                                               -----------  ----------
         Total current assets                   3,781,612   3,478,904

Property and equipment:
  Land and buildings                              649,175     601,063
  Leasehold improvements                          762,946     692,837
  Equipment                                     1,140,234   1,045,605
  Furniture and fixtures                          597,293     533,104
                                               -----------  ----------
         Total property and equipment           3,149,648   2,872,609
  Less accumulated depreciation and
   amortization                                 1,548,774   1,367,308
                                               -----------  ----------
         Net property and equipment             1,600,874   1,505,301

  Lease acquisition costs, net of accumulated
   amortization                                    38,400      44,227
  Intangible assets, net of accumulated
   amortization                                   222,520     209,541
  Goodwill                                      1,321,464   1,202,007
  Other assets                                    106,578      63,066
                                               -----------  ----------
         Total assets                         $ 7,071,448  $6,503,046
                                               ===========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $ 1,241,433  $1,110,631
  Accrued expenses and other current
   liabilities                                    954,184     822,453
  Debt maturing within one year                     1,244     190,150
                                               -----------  ----------
         Total current liabilities              2,196,861   2,123,234

Long-term debt                                    557,927     567,433
Deferred income tax liability                      23,314       7,563
Other long-term obligations                       178,150     141,916

Stockholders' equity:
  Preferred stock - $.01 par value, 5,000,000
   shares authorized; no shares issued                  -           -
  Common stock - $.0006 par value,
   2,100,000,000 shares authorized; issued
   542,032,757 shares at January 29, 2005 and
   527,121,843 shares at January 31, 2004             325         316
  Additional paid-in capital                    2,255,110   1,933,379
  Cumulative foreign currency translation
   adjustments                                    114,427      81,002
  Retained earnings                             2,818,163   2,209,302
  Less: treasury stock at cost, 45,698,391
   shares at January 29, 2005 and 27,927,347
   shares at January 31, 2004                  (1,072,829)   (561,099)
                                               -----------  ----------
         Total stockholders' equity             4,115,196   3,662,900
                                               -----------  ----------
           Total liabilities and
            stockholders' equity              $ 7,071,448  $6,503,046
                                               ===========  ==========


                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
            (Amounts in Thousands, Except Per Share Data)

                           (Unaudited)
                         13 Weeks Ended          Fiscal Year Ended
                     ----------------------- -------------------------
                     January 29, January 31,  January 29,  January 31,
                        2005        2004         2005         2004
                      ----------  ----------  -----------  -----------

Sales                $4,076,505  $3,613,192  $14,448,378  $12,967,022
Cost of goods sold
 and occupancy costs  2,874,296   2,544,563   10,343,643    9,468,890
                      ----------  ----------  -----------  -----------
    Gross profit     $1,202,209   1,068,629    4,104,735    3,498,132

Operating and other
 expenses:
  Operating and
   selling              625,983     580,295    2,348,878    2,158,125
  Pre-opening             3,912       3,678       10,673        9,639
  General and
   administrative       173,833     141,805      610,568      524,094
  Amortization of
   intangibles            2,596       2,025        8,743        7,986
  Interest and other
   expense, net              99       4,495       10,301       20,176
                      ----------  ----------  -----------  -----------
    Total operating
     and other
     expenses           806,423     732,298    2,989,163    2,720,020
                      ----------  ----------  -----------  -----------

   Income before
    income taxes        395,786     336,331    1,115,572      778,112
Income tax expense      144,462     124,442      407,184      287,901
                      ----------  ----------  -----------  -----------
   Net income        $  251,324  $  211,889  $   708,388  $   490,211
                      ==========  ==========  ===========  ===========

Earnings Per Share:

   Basic earnings
    per common
    share:           $     0.51  $     0.43  $      1.43  $      1.01
                      ==========  ==========  ===========  ===========

   Diluted earnings
    per common
    share:           $     0.50  $     0.42  $      1.40  $      0.99
                      ==========  ==========  ===========  ===========

   Number of shares
    used in
    computing basic
    earnings per
    common share:       494,083     493,938      494,585      483,966
                      ==========  ==========  ===========  ===========

   Number of shares
    used in
    computing
    diluted earnings
    per common
    share:              506,158     506,422      505,822      493,491
                      ==========  ==========  ===========  ===========

Dividends declared
 and paid per common
 share               $        -           -  $      0.20            -
                      ==========  ==========  ===========  ===========


NOTE:   Certain 2003 amounts have been reclassified to reflect changes in accounting for coupons as a result of EITF 03-10, which had no impact on net income.


                   STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)


                                               Fiscal Year Ended
                                           --------------------------
                                             January 29,   January 31,
                                                 2005         2004
                                            ------------  -----------
Operating Activities:
  Net income                               $    708,388  $   490,211
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
     Depreciation and amortization              278,845      282,811
     Deferred income tax expense
      (benefit)                                   9,083      (13,725)
     Other                                       58,283       36,434
     Changes in assets and liabilities,
      net of companies acquired:
        Increase in receivables                 (49,786)      (4,218)
        (Increase) decrease in
         merchandise inventories                (63,747)     147,130
        Increase in prepaid expenses and
         other assets                            (8,736)         (34)
        Increase (decrease) in accounts
         payable                                 82,355      (27,266)
        Increase in accrued expenses and
         other liabilities                      107,608       95,549
        Increase in other long-term
         obligations                             56,915       12,840
                                            ------------  -----------
Net cash provided by operating activities     1,179,208    1,019,732

Investing Activities:
  Acquisition of property and equipment        (335,435)    (277,793)
  Acquisition of businesses, net of cash
   acquired                                    (111,657)      (2,910)
  Investment in joint venture                   (29,330)           -
  Purchases of short-term investments       (10,246,652)  (9,014,125)
  Proceeds from the sale of short-term
   investments                               10,708,696    8,180,025
                                            ------------  -----------
Net cash used in investing activities           (14,378)  (1,114,803)

Financing Activities:
  Proceeds from sale of capital stock           206,394      389,793
  Payments on borrowings                       (235,081)    (325,235)
  Repayments under receivables
   securitization agreement                           -      (25,000)
  Purchase of treasury stock                   (511,730)      (4,287)
  Cash dividends paid                           (99,527)           -
                                            ------------  -----------
Net cash (used in) provided by financing
 activities                                    (639,944)      35,271

Effect of exchange rate changes on cash
 and cash equivalents                            14,959       21,376

Net increase (decrease) in cash and cash
 equivalents                                    539,845      (38,424)
Cash and cash equivalents at beginning of
 period                                         457,465      495,889
                                            ------------  -----------
Cash and cash equivalents at end of
 period                                    $    997,310  $   457,465
                                            ============  ===========


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)

                           (Unaudited)
                         13 Weeks Ended          Fiscal Year Ended
                     ----------------------- -------------------------
                     January 29, January 31, January 29,  January 31,
                           2005        2004         2005         2004
                     ----------- ----------- ------------ ------------

Sales:
North American
 Retail              $2,386,659  $2,201,861   $8,324,299   $7,665,804
North American
 Delivery             1,122,608     947,100    4,196,882    3,702,311
International
 Operations             567,238     464,231    1,927,197    1,598,907
                     ----------- ----------- ------------ ------------
Total sales          $4,076,505  $3,613,192  $14,448,378  $12,967,022
                     =========== =========== ============ ============

Business Unit
 Income:
North American
 Retail                $258,025    $220,307     $681,230     $523,612
North American
 Delivery               116,074      90,306      376,730      308,305
International
 Operations              21,786      30,213       67,913       64,346
                     ----------- ----------- ------------ ------------
Total business unit
 income                $395,885    $340,826   $1,125,873     $896,263
Interest and other
 expense, net               (99)     (4,495)     (10,301)     (20,176)
Impact of change in
 accounting
 principle                    -           -            -      (97,975)
                     ----------- ----------- ------------ ------------
Income before income
 taxes                 $395,786    $336,331   $1,115,572     $778,112
                     =========== =========== ============ ============

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli, 508-253-8530
             or
             Deborah Hohler, 508-253-8509
             or
             Investor Contact:
             Laurel Lefebvre, 508-253-4080
             or
             Katy Nash, 508-253-7342